EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the attached Amendment to Statement on
Schedule 13D relating to the Ordinary Shares, NIS 0.12 nominal (par) value per share of Scailex Corporation Ltd. is filed on behalf of each of them.

Dated: May 15, 2008

                                             E. BEN-DOV INVESTMENTS LTD.

/s/ Ilan Ben Dov                             By: /s/ Ilan Ben Dov
----------------                             --------------------
Mr. Ilan Ben Dov                             Mr. Ilan Ben Dov
                                             Chairman of the Board of Directors


SUNY ELECTRONICS LTD.                        HARMONY (BEN DOV) LTD.

By: /s/ Ilan Ben Dov                         By: /s/ Ilan Ben Dov
--------------------                         --------------------
Mr. Ilan Ben Dov                             Mr. Ilan Ben Dov
Chief Executive Officer and                  Chairman of the Board of Directors
Chairman of the Board of Directors

TAO TSUOT LTD.

By: /s/ Ilan Ben Dov
--------------------
Mr. Ilan Ben Dov
Chairman of the Board of Directors